Exhibit 10(b)(1)

XEROX CORPORATION

1991 LONG-TERM INCENTIVE PLAN

2007 AMENDMENT AND RESTATEMENT

1.	Purpose

The purpose of the Xerox Corporation 1991 Long-Term Incentive Plan (the “Plan”) is to advance the interests of Xerox Corporation (the “Company”) and to increase shareholder value by providing officers and employees with a proprietary interest in the growth and performance of the Company and with incentives for continued service with the Company, its subsidiaries and affiliates.

2.	Term

The Plan shall be effective as of May 16, 1991 and shall remain in effect until May 20, 2004 unless sooner terminated by the Company’s Board of Directors (the “Board”). After termination of the Plan, no future awards may be granted but previously made awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan. This Amendment and Restatement is effective as of the date hereof and dates set forth herein.

3.	Plan Administration

The Executive Compensation and Benefits Committee of the Board, or such other committee as the Board shall determine, comprised of not less than three members shall be responsible for administering the Plan (the “Compensation Committee”). To the extent specified by the Compensation Committee it may delegate its administrative responsibilities to a subcommittee of the Compensation Committee comprised of not less than three members (the Compensation Committee and such subcommittee being hereinafter referred to as the “Committee”). The Compensation Committee or such subcommittee members, as appropriate, shall be qualified to administer this Plan as contemplated by (a) Rule 16b-3 under the Securities and Exchange Act of 1934 (the “1934 Act”) or any successor rule and (b) Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 162(m)”). The Committee, and such subcommittee to the extent provided by the Committee, shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or canceled, forfeited or suspended; (iv) adoption of such modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws of other countries in which the Company may operate in order to assure the viability of awards granted under the Plan and to enable participants employed in such other countries to receive advantages and benefits under the Plan and such laws; (v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any participant, any holder or beneficiary of any award under the Plan and any employee of the Company. Except for the power to amend this Plan as provided in Section 13 and except for determinations regarding employees who are subject to Section 16 of the 1934 Act or certain key employees who are or may become, as determined by the Committee, subject to the Section 162(m) compensation deductibility limit (the “Covered Employees”), the Committee may delegate any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Committee may establish to any officer or officers of the Company.

4.	Eligibility

Any employee of the Company shall be eligible to receive an award under the Plan. “Employee” shall also include any former employee of the Company eligible to receive a replacement award as contemplated in Sections 5 and 7, and “Company” shall include any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5.	Shares of Stock Subject to the Plan

For each calendar year from and including 1991 to but excluding 1999, a number of shares of Common Stock, par value $1.00 per share, of the Company (“Common Stock”) equal in an amount of up to one percent (1%) of the adjusted average shares of Common Stock outstanding used to calculate diluted earnings per share (previously known as fully diluted earnings per share) as reported in the annual report to shareholders for the preceding year shall become available for issuance under the Plan; and for the calendar year 1999, and for each calendar year thereafter, a number of shares of Common Stock equal in an amount to two percent (2%) of the adjusted average shares of Common Stock outstanding used to calculate diluted earnings per share (previously known as fully diluted earnings per share) as reported in the annual report to shareholders for the preceding year shall become available for issuance under the Plan.

For purposes of the preceding paragraph, the following shall not be counted against shares available for issuance under the Plan: (i) settlement of stock appreciation rights (“SAR”) in cash or any form other than shares and (ii) payment in shares of dividends and dividend equivalents in conjunction with outstanding awards. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares available for issuance under the Plan.

In no event, however, except as subject to adjustment as provided in Section 6 shall more than (a) fifteen million (15,000,000) shares of Common Stock be available for issuance pursuant to the exercise of incentive stock options (“ISOs”) awarded under the Plan(1); 1(b) thirteen million seven hundred ninety six thousand one hundred eighty-one (13,796,181) shares of Common Stock shall be available for issuance pursuant to stock awards granted under Section 7(c) of the Plan(1) 2; and (c) five million (5,000,000) shares of Common Stock shall be made the subject of awards under any combination of awards under Sections 7(a), 7(b) or 7(c) of the Plan to any single individual(2). 3SARs whether settled in cash or shares of Common Stock shall be counted against the limit set forth in (c).

Any shares issued under the Plan may consist in whole or in part, of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6.	Adjustments and Reorganizations

(a)	If the Company shall at any time change the number of issued shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares) or make a distribution of cash or property which has a substantial impact on the value of issued shares (other than by normal cash dividends), such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan; (ii) the number of shares

[1](1)	Effective May 23, 1996
[2](1)	Effective May 23, 1996
[3](2)	Effective May 15, 1997

subject to awards of a specified type or to any individual under the Plan; and/or (iii) the price per share for any outstanding stock options, SARs and other awards under the Plan.

(b)	Except as otherwise provided in subsection 6(a) above, notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding stock options, SARs and other awards under the Plan or provide for other equitable adjustments after changes in the shares resulting from any merger, consolidation, sale of all or substantially all assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve the rights of the holders of awards under the Plan.

(c)	In the case of any sale of all or substantially all assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), any individual holding an outstanding award under the Plan, including any Optionee who holds an outstanding Option, shall have the right (subject to the provisions of the Plan and any limitation applicable to the award) thereafter, and for Optionees during the term of the Option upon the exercise thereof, to receive the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of applicable shares which would have been obtained upon exercise of the Option or portion thereof or obtained pursuant to the terms of the applicable award, as the case may be, immediately prior to the Acquisition. The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of the Company upon consummation of an Acquisition.”

(d)	No adjustment or modification to any outstanding award pursuant to this Section 6 shall cause such award to be treated as the grant of a new stock right or a change in the form of payment of the existing stock right for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as set forth in Treasury guidance.

7.	Awards

The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing such awards in accordance with Section 12. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. However, under no circumstances may stock option awards be made which provide by their terms for the automatic award of additional stock options upon the exercise of such awards.

(a)	Stock Option—is a grant of a right to purchase a specified number of shares of Common Stock during a specified period. The purchase price of each option shall be not less than 100% of Fair Market Value (as defined in Section 10) on the effective date of grant, except that, in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted. A stock option may be exercised in whole or in installments, which may be cumulative. A stock option may be in the form of an ISO which complies with Section 422 of the Code and the regulations thereunder at the time of grant. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either actually or by attestation) Common Stock, surrendering a stock award valued at Fair Market Value on the date of surrender, surrendering a cash award, or any combination thereof.

(b)	Stock Appreciation Right—is a right to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date of grant of the SAR as set forth in the applicable award agreement, except that, in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted

(c)	Stock Award—is an award made in stock or denominated in units of stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.

(d)	Cash Award—is an award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the award agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, and other measurement of individual, business unit or Company performance. Cash Awards to any single Covered Employee, including dividend equivalents in cash or shares of Common Stock payable based upon attainment of specific performance goals, may not exceed in the aggregate $5,000,000 for each performance period established by the Committee under Section 23 of the Plan.

8.	Dividends and Dividend Equivalents

The Committee may provide that awards denominated in stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the participant. In addition, dividends or dividend equivalents paid on outstanding awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

9.	Deferrals and Settlements

Payment of awards may be in the form of cash, stock, other awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

10.	Fair Market Value

Fair Market Value for all purposes under the Plan shall mean the average of the high and low prices of Common Stock as reported in The Wall Street Journal in the New York Stock Exchange composite transactions or similar successor consolidated transactions reports for the relevant date, or if no sales of Common Stock were made on said exchange on that date, the average of the high and low prices of Common Stock as reported in said composite transaction report for the preceding day on which sales of Common Stock were made on said Exchange. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

11.	Transferability and Exercisability

All awards under the Plan will be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Committee. In the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may authorize a third party, including but not limited to a “blind” trust, to act on behalf of and for the benefit of the respective participant with respect to any outstanding awards. Except as otherwise provided in this Section 11, during the life of the participant, awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Committee. In addition, if so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under this Plan upon the death of the participant.

12.	Award Agreements

Awards under the Plan shall be evidenced by one or more agreements approved by the Committee that set forth the terms and conditions of and limitations on an award, except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant. The Committee need not require the execution of any such agreement by a participant in which case acceptance of the award by the respective participant will constitute agreement to the terms of the award.

13.	Plan Amendment

The Compensation Committee may amend the Plan as it deems necessary or appropriate, except that no such amendment which would cause the Plan not to comply with the requirements of (i) Section 162(m) with respect to performance-based compensation, (ii) the Code with respect to ISOs or (iii) the New York Business Corporation Law as in effect at the time of such amendment shall be made without the approval of the Company’s shareholders. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of all of the holders thereof.

14.	Tax Withholding

The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

15.	Other Company Benefit and Compensation Programs

Unless otherwise determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

16.	Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

17.	Future Rights

No person shall have any claim or right to be granted an award under the Plan, and no participant shall have any right by reason of the grant of any award under the Plan to continued employment by the Company or any subsidiary of the Company.

18.	General Restriction

Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the exercise settlement thereof, such award may not be granted, exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

19.	Governing Law

The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the state of New York and applicable Federal law.

20.	Successors and Assigns

The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of such participant’s creditors.

21.	Rights as a Shareholder

A participant shall have no rights as a shareholder until he or she becomes the holder of record of Common Stock.

22.	Change in Control

Notwithstanding anything to the contrary in the Plan, the following shall apply to all awards granted and outstanding under the Plan:

(a) Definitions. The following definitions shall apply to this Section 22:

A “Change in Control,” unless otherwise defined by the Compensation Committee, shall be deemed to have occurred if:

(i) Any “Person” is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii) The following individuals (referred to herein as the “Incumbent Board”) cease for any reason to constitute a majority of the directors then serving: (A) individuals who, on October 9, 2000, constitute the Board, and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which results in the directors of the Company who were members of the Incumbent Board immediately before such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding voting securities; or

(iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately before such sale. For purposes of this definition of Change in Control, Person shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Section 13(d) and 14(d) of the 1934 Act, except that such term shall not include Excluded Persons. “Excluded Persons” shall mean (1) the Company and its subsidiaries, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (3) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (4) any person who becomes a beneficial owner in connection with a transaction described in sub clause (A) of clause (iii) above, (5) an underwriter temporarily holding securities of the Company pursuant to an offering of such securities, or (6) an individual, entity or group who is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule), provided that if any Excluded Person described in clause (6) subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this definition, such individual, entity or group shall no longer be considered an Excluded Person and shall be deemed to have first acquired beneficial ownership of securities of the Company on the first date on which such individual, entity or group becomes required to or does so report on such Schedule.

“CIC Price” shall mean the higher of (a) the highest price paid for a share of the Company’s Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (b) the highest price paid for a share of the Company’s Common Stock during the 60 day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred as reported in The Wall Street Journal in the New York Stock Exchange Composite Transactions or similar successor consolidated transactions reports.

(b) Acceleration of Vesting and Payment of SARs, Stock Awards, Cash Awards, and Dividends and Dividend Equivalents.

(1)	Upon the occurrence of an event constituting a Change in Control, all SARs, stock awards, cash awards, dividends and dividend equivalents outstanding on such date shall become 100% vested and shall be paid in cash as soon as may be practicable. Upon such payment, such awards and any related stock options shall be cancelled.

(2)

The amount of cash to be paid shall be determined by multiplying the number of such awards, as the case may be, by: (i) in the case of stock awards, the CIC Price; (ii) in the case of SARs, the difference between the exercise price of the related option per share and the CIC Price; (iii) in the case of cash awards where the award period, if any, has not been completed upon the occurrence of a Change in Control, the maximum value of such awards as determined by the Committee at the time of grant, without regard to the performance criteria, if any, applicable to such award; and (iv) in the case of cash awards where the award period, if any, has been completed on or prior to the occurrence of a Change in Control: (aa)

where the cash award is payable in cash, the value of such award as determined in accordance with the award agreement, and (bb) where the cash award is payable in shares of Common Stock, the CIC Price.

(c) Option Surrender Rights.

(1)	All stock options granted under the Plan shall be accompanied by option surrender rights (“OSRs”). OSRs shall be evidenced by OSR agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time. Upon the occurrence of an event constituting a Change in Control, all OSRs, to the extent that the CIC Price exceeds the exercise price of the related stock options, shall be paid in cash as soon as may be practicable. Upon such payment, such rights and any related stock options shall be cancelled.

(2)	The amount of cash payable in respect of an OSR shall be determined by multiplying the number of unexercised shares as to which the right then relates by the difference between the option price of such shares and the CIC Price.

(3)	Upon the grant of SARs, with respect to the same shares covered by then outstanding OSRs the OSRs relating to such shares shall be automatically cancelled.

(d) Notwithstanding the foregoing subsections (a), (b) and (c), SARs, OSRs and any stock-based award held by an officer or director subject to Section 16 of the 1934 Act which have been outstanding less than six months (or such other period as may be required by the 1934 Act) upon the occurrence of an event constituting a Change in Control shall not be paid in cash until the expiration of such period, if any, as shall be required pursuant to such Section, and the amount to be paid shall be determined by multiplying the number of SARs, OSRs or stock awards by the CIC Price determined as though the event constituting the Change in Control had occurred on the first day following the end of such period.

23.	Certain Provisions Applicable to Awards to Covered Employees

Performance-based awards made to Covered Employees shall be made by the Committee within the time period required under Section 162(m) for the establishment of performance goals and shall specify, among other things, the performance period(s) for such award (which shall be not less than one year), the performance criteria and the performance targets. The performance criteria shall be any one or more of the following as determined by the Committee and may differ as to type of award and from one performance period to another: earnings per share, total shareholder return, return on shareholders’ equity, economic value added measures, return on assets, revenue, profit before tax, profit after tax, stock price and return on sales. Payment or vesting of awards to Covered Employees shall be contingent upon satisfaction of the performance criteria and targets as certified by the Committee by resolution of the Committee. To the extent provided at the time of an award, the Committee may in its sole discretion reduce any award to any Covered Employee to any amount, including zero.

IN WITNESS WHEREOF, the Company has caused this Amendment and Restatement to be signed as of the 4th day of December, 2007, effective as of the date hereof and dates set forth herein.

XEROX CORPORATION

By:	/s/ P. M. Nazemetz
Vice President